UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 2
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2005
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of Principal Executive Offices)		(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 — Financial Statements and Exhibits
     (b) Pro forma Financial Information
     On December 15, 2005, Vector Group Ltd. (the “Company”) filed a Current Report on Form 8-K (the “2005 Form 8-K”) to report that on December 9, 2005 its exchange offer to acquire all of the outstanding common shares, par value $0.01 per share (the “New Valley Common Shares”), of New Valley Corporation (“New Valley”) that it did not already own was successful. The exchange offer resulted in the Company owning more than 94.5% of the outstanding New Valley Common Shares. On December 13, 2005, the Company completed a short form merger of New Valley. The Company reported in the 2005 Form 8-K pro forma financial information in connection with the exchange offer and the merger by referencing its Prospectus dated November 23, 2005, which was filed as Exhibit 99.3 to the 2005 Form 8-K.
     The Company updated the pro forma financial information on July 13, 2006 to reflect the impact of EITF Issue No. 05-8, “Income Tax Effects of Issuing Convertible Debt with a Beneficial Conversion Feature” and to include the annual period ended December 31, 2005.
     On November 9, 2006, the Company determined it would restate its financial statements for each of the years ended December 31, 2004 and 2005. The restatement corrected an error in the computation of the debt discount amortization created by the embedded derivative and the beneficial conversion feature associated with its 5% variable interest senior convertible notes due 2011. The restatement adjustments affected its previously reported interest expense, the related income tax effect, and extraordinary items, as well as our previously reported other assets, long-term debt, additional paid-in capital and accumulated deficit balances. See Note 2 — Restatement of Financial Results and Note 23 — Restated Financial Information to the financial statements included in our Company’s Form 10-K/A for the year ended December 31, 2005, which was filed on November 24, 2006.
     The aggregate net effect of the restatement was to increase stockholders’ equity by $3.422 million as of December 31, 2005. The restatement increased net income by $3.290 million ($0.05 per diluted common share) for the year ended December 31, 2005.
     The restatement adjustments corrected the previous amortization method used in calculating the amortization of the debt discount created by the embedded derivative and beneficial conversion feature associated with the Company’s 5% variable interest senior convertible notes due 2011. The Company previously amortized the debt discount on its 5% variable interest senior convertible notes due 2011, which were issued in the last quarter of 2004 and the first half of 2005, using an erroneous amortization method that did not result in a consistent yield on the convertible debt over its term.
     The Company is filing this Amendment No. 2 to the 2005 Form 8-K to update the previously filed pro forma information related to the acquisition of New Valley for the year ended December 31, 2005 as adjusted for the restatement and the adoption of EITF Issue No. 05-8.
(d) Exhibits
Exhibit 99.1 — Pro-forma financial information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President and Chief Financial Officer

Date: November 27, 2006

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